Exhibit 99.1

IIOT-OXYS, Inc. Announces Fiscal Year 2018 Financial Results

April 18, 2019 -- IIOT-OXYS, Inc. (OTCPink: ITOX): IIOT-OXYS, Inc. this week announced financial results for its fiscal year ended December 31, 2018.

Mr. Clifford Emmons, Chairman and Chief Executive Officer, stated, “2018 marked a year of substantial progress in our commercialization efforts. We continue to see large interest in our Minimally Invasive Load Monitoring (MILM) technology with key decision-makers and end-users. With a follow-on contract with a major pharmaceutical company recently announced, our monitoring system continues to meet all of its performance requirements. Throughout 2018, we aggressively pursued our markets and business opportunities by engaging market experts and expanding business development activities.”

“Last month we announced the closing of a capital raise, all of which allows us to support the current contracts and prospective deals we were working on and initiating throughout 2018,” continued Mr. Emmons. “We are continuing our efforts that were initiated in 2018 by implementing an aggressive sales and marketing campaign that will provide us with unique opportunities throughout many different markets.”

Fiscal Year 2018 Financial Highlights:

➢	Revenues for the year ended December 31, 2018 increased 464% to $224,643, as compared to $39,800 for the prior year.
➢	Gross Profit for the year was $89,635, compared to a negative gross profit of $8,087 for the prior year.

SIGNIFICANT ACCOMPLISHMENTS IN 2018:

A new management team was put into place in 2018. After the new team took over, the following significant accomplishments were achieved:

➢	Clifford Emmons appointed as CEO and interim CFO bringing decades of operational expertise in medical devices and a proven track record of revenue generation
➢	Appointment of Tony Coufal as our CTO bringing significant entrepreneurial expertise in launching IT & telecom-based technology companies
➢	Machine learning engineer and other technical personnel added to our team
➢	Delivery of system to automotive customer
➢	S-1 Registration Statement declared effective
➢	Appointment of Karen McNemar as our COO bringing significant operational experience from the medical device industry
➢	Master Service Agreement signed with key pharmaceutical customer
➢	Installation of equipment for automotive customer complete
➢	Additional work scope awarded on structural health monitoring system to enable remote operations off grid
➢	Additional work at automotive supplier leads to request for proposal to expand services into data analytics
➢	Successful delivery of first phase of work for large pharmaceutical client and work successfully executed onsite in Asia
➢	Joined the Industrial Internet Consortium, the premier International Industry Organization that is shaping the future course of the Industrial Internet
➢	Attended IIC Quarterly Meeting in Beijing, China and initiated discussions with strategic partner in Asia
➢	Asked to submit a second phase of proposed work under the Master Service Agreement with large pharmaceutical customer
➢	Entered into discussions with three potential Biotech and Pharma customers with initial discussions on proposed activities underway.

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Mr. Emmons concluded, "We are excited by our commercial progress and the strong positive market feedback we have been receiving about the need for our technology. We are discussing new opportunities with potential customers as part of our business development and commercialization efforts. We are encouraged by the opportunities in our target markets, which we believe can derive significant benefits to customers by providing real-time data and solutions. Although we are pleased with our 2018 sales, we are focused on growing the business by expanding in every facet of the business. We expect 2019 growth to continue at or above 2018 rates, and we are aggressively pursuing capital funding that will fuel expansion of our operations to sustain that growth."

About Us

IIOT-OXYS, Inc. uses a variety of sensors to capture and analyze massive amounts of data using Machine Learning and proprietary algorithms to identify discrete patterns and anomalies which can be associated to specific real-world events and used to provide actionable mission critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Andrew Barwicki

Phone: 516-662-9461

Email: andrew@barwicki.com

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